UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2020

BIOFORCE NANOSCIENCS HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2020 General Booth Blvd. Suite 230 Virginia Beach, VA 23454 (Address of principal executive offices)

                   Registrant's telephone number: (757) 306-6090

                 Registrant’s fax number: (757) 306-6092

            ______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2) Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [   ] No [X]

ITEM 8.01 - OTHER INFORMATION

On July 14, 2020, BioForce Nanosciences Holdings, Inc. (BFNH), a Nevada Corporation, entered into Memorandum of Understanding (“MOU”) with Element Global, Inc., a Utah Corporation which publicly trades under the symbol ELGL. The MOU sets forth the general terms and conditions for a merger, to which BFNH and the ELGL have jointly agreed to the following:

A. Element Global, Inc. (ELGL) has subsidiaries and specific assets;

B. ELGL (Seller) desires to sell itself, its subsidiaries, and its assets, and BFNH (Buyer) desires to purchase all of the assets from or controlled by ELGL and its subsidiaries, fully take control from ELGL and its subsidiaries, and conduct business activities with the ELGL Assets.

BFNH desires to acquire 100% of ELGL,its subsidiaries and its assets, and ELGL desires to sell the Company, its subsidiaries, and assets to BFNH.

Upon successful due diligence and other customary document presentations, BFNH and ELGL believe that a final agreement could consummate itself on or before October 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOFORCE NANOSCIENCES HOLDINGS, INC.

Date: July 14, 2020

By:/s/ Merle Ferguson

Name:  Merle Ferguson

Title:   CEO/ Chairman